 EXHIBIT 99

MHR HOLDINGS LLC

By:      /s/ Janet Yeung
         -----------------
         Name: Janet Yeung
         Title: Authorized Signatory

Address: 1345 AVENUE OF THE AMERICAS 42ND FLOOR
         NEW YORK, NEW YORK 10105

MHR FUND MANAGEMENT LLC

By:      /s/ Janet Yeung
         -----------------
         Name: Janet Yeung
         Title: Authorized Signatory

Address: 1345 AVENUE OF THE AMERICAS 42ND FLOOR
         NEW YORK, NEW YORK 10105

MHR INSTITUTIONAL PARTNERS III LP

By:      MHR Institutional Advisors III LLC,
         its General Partner

         /s/ Janet Yeung
         -----------------
         Name: Janet Yeung
         Title: Authorized Signatory

Address: 1345 AVENUE OF THE AMERICAS 42ND FLOOR
         NEW YORK, NEW YORK 10105

MHR INSTITUTIONAL ADVISORS III LLC

By:      /s/ Janet Yeung
         -----------------
         Name: Janet Yeung
         Title: Authorized Signatory

Address: 1345 AVENUE OF THE AMERICAS 42ND FLOOR
         NEW YORK, NEW YORK 10105